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                                                                     EXHIBIT 5.1



                         [COOLEY GODWARD LLP LETTERHEAD]



February 11, 1998


DataWorks Corporation
5910 Pacific Center Drive, Suite 300
San Diego, CA  92121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by DataWorks Corporation (the "Company") of a Post-Effective Amendment on Form S-8 to the Form S-4 Registration Statement (File No. 333-33451) (the "Registration Statement") with the Securities and Exchange Commission, covering the registration of up to 421,391 shares of the Company's Common Stock, no par value (the "Shares"), for issuance upon exercise of options granted under the Interactive Group, Inc. 1995 Stock Option Plan and the Interactive Group, Inc. 1997 Nonstatutory Stock Option Plan (collectively, the "Plans") and options granted outside of the Plans (the "Non-Plan Options"). The options granted under the Plans and the Non-Plan Options are hereinafter collectively referred to as the "Options."

In connection with this opinion, we have examined and relied upon the Registration Statement, the Plans, the Options, the Company's Amended and Restated Articles of Incorporation and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in accordance with the Registration Statement and the Plans and/or the Options, as the case may be, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP


/s/ THOMAS A. COLL
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Thomas A. Coll